UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 21, 2006

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events

On February 20, 2006, the President and Chief Executive Officer of Blackhawk Capital Group BDC, Inc., a business development company (the "Company") determined that its financial statements for the periods from (i) inception (April 22, 2004) to December 31, 2004 and (ii) January 1, 2005 to September 30, 2005 (collectively the "Financial Statements"), previously filed with the SEC, contained errors as a result of not complying with certain provisions of the AICPA Audit and Accounting Guide for Investment Companies.

On February 21, 2006, the Company issued a press release stating that the Financial Statements contained technical errors. A copy of the press release is attached hereto as Exhibit 99.1. Previously, the Company had been advised by the staff of the SEC that the Financial Statements contained errors.

Section 9  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits - Exhibit 99.1 - Press Release dated February 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer